UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On February 13, 2008, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued a press release announcing it has secured new contracts for projects totaling $10 million. A copy of the Company’s press release containing this announcement is filed herewith as Exhibit 99.1 and incorporated herein by this reference.
     The press release filed herewith as Exhibit 99.1 contains forward-looking statements relating to the Company’s future performance. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of PowerSecure International, Inc., issued February 13, 2008, announcing new contracts

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter

Christopher T. Hutter Vice President and Chief Financial Officer
Dated: February 13, 2008

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